As filed with the Securities and Exchange Commission on March 18, 2021

Registration No. 333-238830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

ItemPOST-EFFECTIVE AMENDMENT NO. 1 ON FORM F-3 TO
REGISTRATION STATEMENT ON FORM F-1 UNDER THE SECURITIES ACT OF 1933

TITAN MEDICAL INC.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	98-0663504 (I.R.S. Employer Identification Number)

155 University Avenue
Suite 750
Toronto, Ontario
M5H 3B7
(Address and telephone number of Registrant’s principal executive offices)

 C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
(Name, address, and telephone number of agent for service)
______________________
With a copy to:

Dorsey & Whitney LLP
James Guttman
Richard Raymer
TD Canada Trust Tower
Brookfield Place
161 Bay Street
Suite 4310
Toronto, Ontario, Canada
M5J 2S1
(416) 367-7376

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The prospectus contained in this registration statement relates to the registrant’s registration statement on Form F-1 (File No. 333-238830). Upon effectiveness, this registration statement will act as a post-effective amendment to such earlier registration statements.
ii

EXPLANATORY NOTE

On June 1, 2020, Titan Medical Inc. (the “Company”) filed a registration statement on Form F-1(File No. 333-238830) (the “Form F-1 Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) related to (i) the offer and resale of an aggregate of to 3,143,267 common shares of the Company issuable upon exercise of outstanding common share purchase warrants held by the selling securityholders named therein and (ii)  the offering by the Company of up to 15,116,950 common shares of the Company issuable upon the exercise of outstanding common share purchase warrants, which was subsequently declared effective by the SEC on June 25, 2020.

This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (“Post-Effective Amendment No. 1”) is being filed by the Company to convert the Form F-1 into a registration statement on Form F-3, and contains updated prospectuses as detailed below. No additional securities are being registered under this Post-Effective Amendment No. 1. All filing fees payable in connection with the registration of the common shares covered by this registration statement were paid by the Company at the time of the initial filing of the Form F-1 Registration Statement.

This Post-Effective Amendment No. 1 contains two prospectuses, as set forth below:
●
Resale Prospectus. A prospectus to be used for the resale by a selling securityholder of up to 73,343 common shares of the Company that remain unsold issuable upon exercise of outstanding common share purchase warrants held by the selling securityholder (the “Resale Prospectus”).

●
Primary Offering Prospectus. A prospectus to be used for the offering by the Company of up to 15,116,950 common shares of the Company issuable upon the exercise of outstanding common share purchase warrants (the “Primary Offering Prospectus”).

The Primary Offering Prospectus is substantively identical to the Resale Prospectus, except for the following principal points:
●	they contain different outside and inside front covers;
●	they contain different Offering sections beginning on page 14;
●	they contain different Use of Proceeds sections on page 15;
●	a Selling Securityholder section is included in the Resale Prospectus beginning on page 16;
●	they contain different Plan of Distribution sections on page 17;
●	the Primary Offering Prospectus contains a description of warrants to be inserted into the Description of the Securities section on page 18;
●	they contain different Dilution sections on page 19; and
●	the references to “Common Shares” in the Certain Canadian Federal Income Tax Considerations section of the Primary Offering Prospectus includes the Warrant Shares.

The Company has included in this registration statement a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Primary Offering Prospectus.
This registration statement constitutes a post-effective amendment to the Form F-1 Registration Statement and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.
iii

The information in this prospectus is not complete and may be changed. The Selling Securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell these securities, and the selling shareholder is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2021

Titan Medical Inc.
73,343 Common Shares
This prospectus relates to the proposed resale or other disposition from time to time of up to 73,343 common shares (the “Warrant Shares”) of Titan Medical Inc. (the “Company,”  “Titan,” “we,” “us” or “our”) by the Selling Securityholder identified in this prospectus, which was previously registered pursuant to our registration statement on Form F-1 (File No. 333-238830) (the “Form F-1 Registration Statement”), which we originally filed with the SEC on June 1, 2020, and was declared effective by the SEC on June 25, 2020. This prospectus updates the prior registration statement and includes the Warrant Shares previously registered by us pursuant to the Form F-1 Registration Statement.
The Warrant Shares are common shares of the Company (the “Common Shares” or “Shares”) that are issuable upon exercise of warrants held by the Selling Securityholder. We are not selling any Common Shares under this prospectus and will not receive any proceeds from the sale of the Warrant Shares.
The Selling Securityholder may sell or otherwise dispose of the Warrant Shares described in this prospectus at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Securityholder may sell the Warrant Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Securityholder will bear all commissions and discounts, if any, attributable to the sales of the Warrant Shares. We will bear all other costs, expenses and fees in connection with the registration of the Warrant Shares. Please read “Plan of Distribution.”
The Common Shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol “TMD” and the NASDAQ Capital Market (“Nasdaq”) under the symbol “TMDI.”  On March 17, 2021, the last reported sale price per share of our Common Shares was CDN$2.46 per share on the TSX and $1.98 per share on the Nasdaq.
You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find Additional Information,” carefully before you invest in any of our securities.
We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Our Company — Implications of Being an Emerging Growth Company” and “— Implications of Being a Foreign Private Issuer.”
Investing in the Common Shares involves a high degree of risk. See “Risk Factors” on page 14 and the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                , 2021

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
OUR COMPANY	7
RISK FACTORS	14
THE OFFERING	14
CONSOLIDATED CAPITALIZATION	15
USE OF PROCEEDS	15
SELLING SECURITYHOLDERS	16
PLAN OF DISTRIBUTION	17
DESCRIPTION OF SECURITIES	18
DILUTION	19
EXPENSES RELATING TO THIS OFFERING	19
CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS	19
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	27
MATERIAL CONTRACTS	29
MEMORANDUM AND ARTICLES OF ASSOCIATION	29
DIVIDEND POLICY	31
EXCHANGE CONTROLS	32
EXPERTS	32
LEGAL MATTERS	32
WHERE YOU CAN FIND ADDITIONAL INFORMATION	32
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	33
ENFORCEABILITY OF CIVIL LIABILITIES	33
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34

ABOUT THIS PROSPECTUS

All references in this prospectus to “the Company”, “Titan”, “we”, “us”, or “our” refer to Titan Medical Inc., unless otherwise indicated.
We have not authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which such offer or solicitation is unlawful.
For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
This prospectus includes statistical data, market data and other industry data and forecasts, which we obtained from market research, publicly available information and independent industry publications and reports that we believe to be reliable sources.
In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars. All references to “dollar”, “$” or “US$” are to United States dollars. All references to “CDN$” are to Canadian dollars. Potential purchasers should be aware that foreign exchange fluctuations are likely to occur from time to time and that we do not make any representation with respect to currency values from time to time. Investors should consult their own advisors with respect to the potential risk of currency fluctuations.
Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, which differs in certain material respects from U.S. generally accepted accounting principles.
This prospectus contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking information” and “forward-looking statements”, within the meaning of applicable Canadian and United States securities laws. (collectively herein referred to as “forward-looking statements”). These statements relate to future events or future performance and reflect the Company’s expectations and assumptions regarding the growth, results of operations, performance and business prospects and opportunities of the Company. These forward-looking statements are made as of the date of this prospectus or, in the case of documents incorporated by reference herein, as of the date of such documents. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “expectation”, “anticipates”, “believes”, “intends”, “estimates”, “predicts”, “continues”, “potential”, “targeted”, “plans”, “possible” and similar expressions, or statements that events, conditions or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Any forward-looking statements or statements of “belief”, including the statements made under “Risk Factors”, represent the Company’s estimates only as of the date of this prospectus and the documents incorporated by reference herein, respectively, and should not be relied upon as representing the Company’s estimates as of any subsequent date. These forward-looking statements may concern anticipated developments in the Company’s operations in future periods, the adequacy of the Company’s financial resources and other events or conditions that may occur in the future, and include, without limitation, statements regarding:
●	the Company’s ability to raise sufficient financing on a timely basis, maintain relationships with its suppliers and development partners and retain qualified personnel;

●	the Company’s business plan consists of the development of robotic-assisted surgical technologies for application in minimally invasive surgery (“MIS”) comprising its Enos system;
●	the Enos system under development includes a surgeon-controlled patient cart that includes a 3D high definition vision system and multi-articulating instruments for performing MIS procedures;
●	the Enos system under development includes a surgeon workstation that provides the surgeon with an ergonomic interface to the patient cart and a 3D high-definition view of the MIS procedures;
●	the Company’s intent to initially pursue gynecologic surgical indications for use of its Enos system;
●	the Company’s plan to continue development of a robust training curriculum and post-training assessment tools for surgeons and surgical teams;
●	the training curriculum, which is planned to include cognitive pre-training, psychomotor skills training, surgery simulations, live animal and human cadaver lab training, surgical team training, troubleshooting and an overview of safety;

●	post-training assessment, which will include validation of the effectiveness of those assessment tools;
●	the Company’s filing and prosecution of patents that management believes validate the novelty of its unique technology and support the value of the entire franchise;
●	the performance of human surgeries with the Enos system will require an Investigational Device Exemption (“IDE”) from the Food and Drug Administration (“FDA”), which must be submitted and approved in advance;

●	the recruitment of surgeons from multiple hospital sites will be necessary to perform the surgeries. Each of these sites will require approval of their independent Institutional Review Board (“IRB”) to approve the studies;

●	that an application to the IRB of each hospital will be made once the FDA has approved the Company’s IDE application;
●	the Company will likely proceed with a De Novo classification request for the Enos system, while continuing to evaluate its options for use of the 510(k) submission pathway;
●	the Company’s intention to continue with the De Novo classification process if the 510(k) submission pathway is not available to the Company or would otherwise present other difficulties;
●	the outcome of any review by the FDA and the time required to complete activities necessary for regulatory approval or clearance;
●	the Company’s plans on further communications with the FDA and to file additional Pre-Submissions to clarify the requirements for the IDE clinical study protocol and understand any special controls which the FDA may apply;

●	the Company’s ability to secure required capital to fund development and operating costs in a timely manner;
●	actual costs and development times, which may exceed those previously set forth by the Company, including those set forth in 2020;
●	the fact that the Company cannot produce an accurate estimate of the future costs of the development milestones and regulatory phases beyond the year 2022;
●	the Company’s technology and research and development objectives and milestones, including any estimated costs, schedules for completion and probability of success and including without limitation the table set forth herein under the heading, “Development Plan” and the footnotes thereunder;

●	the indication of additional specific milestones as the development of the Enos system progresses;
●	the Company’s intention with respect to updating any forward-looking statement after the date on which such statement is made or to reflect the occurrence of unanticipated events;
●	the Company’s plans to design, create and refine software for production system functionality of the Enos system and the estimated incremental costs (including the status, cost and timing of achieving the development milestones disclosed herein);

●	the Company’s plan to further expand its patent portfolio by filing additional patent applications as it progresses in the development of robotic-assisted surgical technologies and, potentially, by licensing suitable technologies;

●	the Company will develop certain robotic-assisted surgery technologies pursuant to a development and license agreement entered into by the Company with Medtronic (as defined herein) on June 3, 2020;
●	the Company will receive a series of payments for Medtronic’s license to robotic-assisted surgery technologies;

●	the Company will retain the world-wide rights to commercialize the developed technology in its own business, including for use with the Enos system;
●	the Company’s ability to meet the continued listing requirements and initial listing standards for Nasdaq and the TSX;
●	the Company’s guidance on the regulatory process and the costs and time that may be involved, including whether it proceeds with a De Novo classification request;
●	the Company’s expectations with respect to its relationship with its product development supplier;
●	the Company’s intentions to complete summative human factors studies and complete the design and development of the system and initiate clinical studies;
●	the surgical indications for, and the benefits of, the Enos system;
●	the Company’s belief that the materials and parts necessary for the manufacture of a clinical-grade Enos system will be available in the marketplace;
●	the Company’s seeking of licensing opportunities to expand its intellectual property portfolio;
●	obtaining or maintaining trademark registrations for the marks and names the Company uses in one or more countries and the future use of such marks and names;
●	the Company’s expected market segments and principal markets;
●	the Company may be a PFIC for the current tax year and future tax years;
●	the Company’s industry and the markets in which it plans to operate or seeks to operate, including its general expectations and market position, market opportunities and market share;
●	the Company’s plan to pay the product development supplier for full satisfaction of the outstanding payables in the manner set out in the October 13, 2020 letter agreement;
●	the Company’s intended use of the net proceeds from the exercise of warrants;
●	the Company’s ability to arrange further debt financing;
●	the projected competitive conditions with respect to the Company’s contemplated products;
●	the estimated size of the market for the Enos systems;
●	with its current financial resources and assuming the Company does not receive payments for the completion of Medtronic Milestones 3 and 4, yet incurs the costs associated with Medtronic Milestone 3, the Company currently has sufficient capital on hand to complete Milestones 3 through 9 of the table noted under “Development Plan”;

●	with its current financial resources and assuming the Company does not receive payments for the completion of Medtronic Milestones 3 and 4, yet incurs the costs associated with Medtronic Milestone 3, the Company expects to be able to continue operations for 16 months and complete Milestones 3 through 14; and

●	if the Company achieves Medtronic Milestones 3 and 4 and receives the payments from Medtronic in respect of those milestones, with the Company’s current financial resources, the Company expects to have the financial resources to be able to continue operations for 22 months and complete Milestones 3 through 16.

Forward-looking statements are statements about the future and are inherently uncertain, and actual results of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including those referred to in this prospectus, including but not limited to those described in the section titled, “Risk Factors”, in this prospectus, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 and in our management’s discussion and analysis for the fiscal year ended December 31, 2020, and in any document incorporated by reference herein. These risks include, but are not limited to:

●	dependency on additional financing;
●	the Medtronic Loan and the Note may limit or preclude the Company from arranging further debt financing;
●	the Company’s history of losses;
●	reliance on strategic alliances;
●	the ability to retain key personnel in a highly competitive employment environment;
●	the possibility of the Company’s inability to augment its management team when required;
●	the possibility that the Company’s trade secrets and confidential information may be compromised;
●	reliance on third parties for important aspects of the Company’s business;
●	industry competitiveness;
●	operating without infringement of intellectual property rights of others;

●	obtaining and enforcing patent protection for the Company’s products;
●	obtaining or maintaining our trademarks;
●	conflicts of interest;
●	fluctuating financial results;
●	rapidly changing markets;
●	introduction of more technologically advanced products by competitors;
●	potential product liability claims;
●	ability to license other intellectual property rights;
●	government regulation;
●	modifications to products requiring new regulatory approvals or clearances;
●	extensive post-market regulation;
●	the Company’s products causing or contributing to a death or serious injury;
●	recalls by governmental authorities;
●	compliance with accounting regulations and tax rules across multiple jurisdictions;
●	contingent liabilities;
●	sales cycle for the Company’s Enos system;
●	uncertainty as to product development and commercialization milestones;
●	uncertainties as to development and manufacturing of a commercially viable product;
●	manufacturing delays, interruptions and cost overruns;
●	reliance on external suppliers and development firms;
●	delays, liability and negative perceptions from product malfunction;
●	instruments, components and accessories require repeated cleaning and sterilization;
●	commercial disputes;
●	additional regulatory burden and controls over financial reporting;
●	fluctuations in foreign currency;
●	the possibility that the Company is not able to maintain its “foreign private issuer” status;
●	the possibility of delisting from Nasdaq or TSX exchanges;
●	reduced disclosure requirements applicable to “emerging growth companies”;
●	the likelihood that the Company is a “passive foreign investment company”;
●	cyber-security risks and threats;
●	adverse impact on the Company’s financial condition and results of operations as a result of COVID-19;
●	current global financial conditions;
●	results of operations;
●	difficulties with forecasting future operating results;
●	profitability;
●	obligations as a public company;
●	stock price volatility;
●	possible future sales by the Company’s shareholders of their securities;
●	limited operating history of the Company;
●	the negative impact of COVID-19 on the ability of suppliers of goods and services to provide resources in a timely manner to support the Company’s milestones;
●	enforcement of judgements against foreign persons;
●	the negative impact of COVID-19 on present and future demand for robotic-assisted surgeries, equipment and supplies; and
●	the negative impact of COVID-19 on the ability of the Company to obtain regulatory approvals or clearances as required on a timely basis to accomplish its milestones and objectives.

Forward-looking statements are based on a number of assumptions, which may prove to be incorrect, including but not limited to assumptions about:

●	general business and current global economic conditions;
●	future success of current research and development activities;
●	achieving development milestones;

●	ability to achieve product cost targets;
●	competition;
●	no significant changes to regulatory clearance or approval processes in the United States and Europe;
●	stable tax rates and benefits;
●	the availability of financing on a timely basis;
●	the Company’s and competitors’ costs of production and operations;
●	the Company’s ability to attract and retain skilled employees;
●	the Company’s ongoing relations with its third-party service providers;
●	the design of the Enos system and related platforms and equipment;
●	the progress and timing of the development of the Enos system;
●	costs related to the development of the Enos system;
●	receipt of all applicable regulatory approvals or clearances;
●	estimates and projections regarding the robotic-assisted surgery equipment industry;
●	protection of the Company’s intellectual property rights;
●	market acceptance of the Company’s systems under development;
●	the Company’s ability to meet the continued listing standards of Nasdaq and the TSX; and
●	the type of specialized skill and knowledge required to develop the Company’s Enos system and the Company’s access to such specialized skill and knowledge.

The Company cautions that the foregoing list of important factors and assumptions is not exhaustive. Although the Company has attempted to identify on a reasonable basis important factors and assumptions related to forward-looking statements, there can be no assurance that forward-looking statements will prove to be accurate, as events or circumstances or other factors could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. Other than as specifically required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or results or otherwise. Accordingly, readers should not place undue reliance on forward-looking statements.
OUR COMPANY
Product Development
The Company’s business consists of the design and development of robotic-assisted surgical technologies for application in MIS and is presently focused on the development of the Enos™ robotic single access surgical system (the “Enos system”). The system under development includes a surgeon-controlled patient cart that includes a 3D high-definition vision system and multi-articulating instruments for performing MIS procedures, and a surgeon workstation that provides the surgeon with an ergonomic interface to the patient cart and a 3D high-definition view of the MIS procedure. The Company intends to initially pursue gynecologic surgical indications for use of its Enos system.
Development of the Enos system has proceeded with input from surgeons and operating room staff experienced in MIS, consultation with medical technology development firms and input from the Company’s Surgeon Advisory Board (the “Surgeon Advisory Board”) comprised of surgeons who specialize in MIS. This approach has positioned the Company to design a robotic surgical system intended to include the traditional advantages of robotic-assisted surgery, including 3D stereoscopic imaging and restoration of instinctive control, as well as new and enhanced features, including an advanced surgeon workstation incorporating a 3D high-definition display providing a more ergonomic user interface and a patient cart facilitating the use of instruments with enhanced dexterity.
The Enos system patient cart has been developed with the goal of delivering multi-articulating instruments and a dual-view camera system into a patient’s abdominal body cavity through a single access port. The dual-view camera system consists of a flexible 3D high-definition endoscopic camera along with a light source and an insertion tube with a diameter of approximately 25 millimeters that includes an integrated 2D high-definition camera along with an independent light source that, once inserted, provides visualization of the MIS surgical site for optimal positioning of the insertion tube. Once the insertion tube is positioned in the body, it is docked to a central drive unit of the patient cart and the 3D high-definition endoscopic camera is subsequently deployed in a manner that the endoscopic camera and multi-articulating instruments can be controlled by the surgeon via the workstation. The reusable multi-articulating, “snake-like” instruments are designed to facilitate an assortment of permanent and detachable single patient use end effectors. The use of reusable (for a specific number of uses) robotic instruments that can be cleaned and sterilized between surgeries is intended to minimize the cost per procedure without compromising surgical performance. The design of the patient cart also incorporates multiple mechanical elements including a mast, a boom and wheels, allowing for configurability for a number of surgical indications and the ability to be maneuvered within the operating room, or redeployed within hospitals and ambulatory surgical centers, where applicable.

As part of the development of the Enos system, the Company plans on the continued development of a robust training curriculum and post-training assessment tools for surgeons and surgical teams. The training curriculum is planned to include cognitive pre-training, psychomotor skills training, surgery simulations, live animal and human cadaver lab training, surgical team training, troubleshooting and an overview of safety. Post-training assessment will include validation of the effectiveness of those assessment tools. A software training system developer has produced an initial set of core surgical skills simulation modules customized for use with the surgeon workstation in the first phase of the comprehensive surgeon training curriculum that the Company plans for its Enos system.
The Company continuously evaluates its technologies under development for intellectual property protection through a combination of trade secrets and patent application filings. The Company has focused on the filing and prosecution of patents that management believes validate the novelty of its unique technology, and in turn, support the value of the entire franchise.
Regulatory
The Company has used a combination of internal and external resources, including specialized product development firms, to execute the research, development and regulatory plans for the Enos system. Development objectives have been established to support a planned regulatory submission to the FDA for marketing authorization in the U.S., and submittal of a Technical File to a European Notified Body to obtain CE marking, which indicates that a product for sale within the European Economic Area has been assessed to conform to health safety and environmental protection requirements.
In the U.S., the regulatory clearance process includes a Q-Submission (Q-Sub) Program that provides companies an opportunity to interact with and obtain feedback from the FDA on specific aspects of the regulatory process, requirements and planned submissions including IDE applications, 510(k) applications and De Novo classification requests. Certain Q-Submissions, termed Pre-Submissions (Pre-Subs), typically include a request for written feedback, and if a company chooses, a meeting in which additional feedback and findings are documented in meeting minutes. The recommendations made by the FDA in response to a Pre-Submission are non-binding on the FDA, and circumstances related to a company’s product or potential risks identified through post-market surveillance of similar products in clinical use may further change the position of the FDA. Furthermore, while the FDA encourages Q-Submissions, there is no assurance that feedback provided from these communications will result in regulatory approval or clearance, nor does it preclude any identified future changes in regulatory pathways.
The Company has established its plans for development and commercialization based on its expectation that the Enos system will be classified as a Class II device and therefore obtain marketing authorization through (i) a premarket notification submitted in accordance with section 510(k) of the U.S. Federal Food, Drug and Cosmetic Act (the “FD&C Act”), commonly known as a 510(k) submission, or (ii) a classification request for novel devices in accordance with section 513(f)(2) of the FD&C Act, commonly known as a De Novo classification submission. While the Company has previously confirmed with the FDA that the Enos system would be suitable for marketing authorization through a 510(k) submission, it recently obtained a written response (the “Written Response”) from the FDA to its Request for Information in accordance with section 513(g) of the FD&C Act that indicates the FDA believes, based on information provided to it, that the Enos system is appropriate for classification through the De Novo submission pathway.
Requests for Information made pursuant to Section 513(g) of the FD&C Act require the FDA to provide information about the classification and the regulatory requirements that may be applicable to a particular device. FDA responses to such requests represent the FDA's best judgment about how a device would be regulated, based upon review of information provided by a requester, including the description of the device and its intended use. The FDA's response to a 513(g) request is not a classification decision for a device and does not constitute FDA clearance or approval for commercial distribution. Classification decisions and clearance or approval for marketing require submissions under different sections of the FD&C Act, such as a classification obtained in response to a 510(k) submission or a De Novo submission.

The Company filed the Request for Information in response to communications the Company had with the FDA in which the FDA raised the question of whether robotically-assisted surgical devices (“RASD”), would generally continue to be eligible for classification as Class II devices and the 510(k) submission pathway, or whether De Novo submissions would be more appropriate for such devices. In view of the FDA’s Written Response and other information currently available to the Company, the Company will likely proceed with a De Novo classification request for the Enos system, while continuing to evaluate its options for use of the 510(k) submission pathway. If the Company ultimately determines that the 510(k) submission pathway is not available to the Company or would otherwise present other difficulties, the Company intends to continue with the De Novo classification process.
The De Novo classification request provides a pathway for the FDA to classify novel medical devices for which general controls, or general and special controls, provide a reasonable assurance of safety and effectiveness, but for which there is no legally marketed predicate device. The De Novo process allows the FDA to review a company’s submission and reasons as to why the device should be a Class II device, including the review of the general and special controls that would provide reasonable assurance of the safety and effectiveness of the device. Included in such a classification request, clinical, non-clinical, test and design data may be provided to support a company’s recommendation for the classification of the device as a Class II device. After the FDA receives and reviews a request, a determination (generally within 150 days) is made to either grant or decline the request. If the request is granted, (i.e. the device is determined to be a Class II device), the device is authorized to be marketed and a new classification regulation will be established, ultimately allowing the novel device to serve as a predicate for 510(k) submissions of future devices of the same type. Should the De Novo classification request be declined, and the device is therefore classified as a Class III device, a premarket approval application under section 515 of the FD&C Act, also known as a PMA, would be required to market the device, involving a more expensive and time-consuming approval process.
Since the Enos system is presently under development and the Company has not submitted any regulatory applications, it is not possible to predict with certainty the outcome of any review by the FDA and the time required to complete activities necessary for regulatory approval or clearance is not quantifiable at this time. Accordingly, the Company plans on further communications and submissions with the FDA to clarify the requirements for the IDE clinical study protocol and to understand any special controls which the FDA may apply. The FDA’s most recent review and response to the Company’s proposed IDE clinical study general design and planning occurred in December 2018. Additional Pre-Submissions would allow the FDA to review the state of the current design of the surgical system, and the inclusion of test data and more detailed proposals for one or more clinical protocols would allow the FDA to provide additional feedback and/or suggest modifications.
The performance of human surgeries as part of the proposed clinical study with the Enos system will require an IDE from the FDA, which must be submitted and approved in advance. Further, the recruitment of surgeons from multiple hospital sites will be necessary to perform the surgeries. Each of these sites will require approval of their independent Institutional Review Board (“IRB”) to approve the studies. Application to the IRB of each hospital can be made once the FDA has approved the Company’s IDE application. Only upon successful completion of the IDE clinical study will the Company be in a position to submit to the FDA an application for marketing authorization.
Previous results achieved by surgeons in operating prototypes in animal and cadaver studies have preliminarily validated the potential for single incision surgeries to be performed with the Enos system. Insights gained from these preclinical studies have directed the Company to make product improvements. In June 2019, the Company commenced preclinical live animal and cadaver studies according to Good Laboratory Practice (“GLP”) for FDA submittal and subsequently, on July 18, 2019, announced the successful completion of GLP surgical procedures necessary for the planned IDE application to the FDA. Following the completion of the GLP procedures, the Company proceeded to complete human factors evaluation (“HFE”) studies, which included verification of production system operation with clinical experts under rigorous formal (summative) HFE studies under simulated robotic manipulation exercises. During the third quarter of 2019, the Company’s European Notified Body also completed audits of the Company’s quality system procedures and related documentation for ISO 13485 Certification, which was ultimately received in January 2020.  In September 2020, a surveillance audit of the Company’s quality system was successfully completed by the Company’s Notified Body.

Development Plan
Notwithstanding the preclinical successes achieved in 2019, during the second half of 2019, the Company experienced a severe cash shortfall and as a result, suspended all development work on the Enos system.  Following a series of successful capital raises in the first half of 2020, the Company resumed product development and moved to enhance its internal development program through the establishment of a wholly-owned subsidiary, Titan Medical USA Inc., located in Chapel Hill, NC.
Given the uncertainty of, among other things, the Company’s ability to secure required capital to fund development and operating costs in a timely manner, product development timelines, regulatory processes and requirements, actual costs and development times will exceed those published by the Company in its continuous disclosure documents in years prior to 2020. An estimate of the future costs of the development milestones and regulatory phases for the Enos system beyond the year 2022 is not possible at this time.
The Company’s estimates of the costs and timelines for the development milestones of its Enos system through the fourth quarter of 2022 are as set out in the table below:
Milestone Number	Development Milestones	Estimated Cost (US million $)(1)	Schedule for Milestone Completion	Comments
Milestone 1	Design, prototype and test improvements to instruments, cameras and CDU	3.2	Q4 2020	Completed
Milestone 2	Launch rebranded product line including logos with trademark pending, literature and presentation templates and new website	0.3	Q4 2020	Completed
Milestone 3(4)	Iterate electromechanical design, update sterile adaptors and drape	5.2	Q1 2021	-
Milestone 4(4)	Perform additional software development and test system performance	5.4	Q1-Q2 2021	-
Milestone 5	Perform animal lab assessment	0.1	Q2 2021	-
Milestone 6(4)	Perform biocompatibility testing of instruments, camera systems and accessories at independent lab	3.8	Q2 2021	-
Milestone 7(4)	Perform electrical safety testing for surgeon workstations and patient cart, including electromagnetic compatibility (EMC) and electromagnetic interference (EMI) tests at independent lab	2.7	Q3 2021	-
Milestone 8(4)	Perform animal feasibility or GLP study	2.8	Q3 2021	-

Milestone Number	Development Milestones	Estimated Cost (US million $)(1)	Schedule for Milestone Completion	Comments
Milestone 9(2)	Complete initial build of Enos system IDE units	10.2	Q4 2021	-
Milestone 10(2)(4)	Complete system verification testing	3.3	Q4 2021	-
Milestone 11(2)(4)	Complete HFE summative testing	1.9	Q4 2021	-
Milestone 12	Update application for IDE as additional testing lab data is received and continue preparation for human confirmatory studies	6.0	Q1 2022	-
Milestone 13	Submit IDE application to FDA
Milestone 14	Complete secondary build of Enos system IDE units
Milestone 15	Initiate IDE clinical study	19.0	Q2-Q4 2022	-
Milestone 16	Complete IDE clinical study, data analysis and final report
Milestone 17(3)	Submit application for FDA marketing authorization	TBD	TBD(5)	-
Milestone 18	Tentative FDA marketing authorization letter	TBD	TBD	-
Notes:
(1)	The estimated costs above include an allocation of US $1.8-2.8 million per quarter of general and administrative costs.
(2)	Milestones 9, 10 and 11 are expected to be executed during the fourth quarter of 2021 with their projected completion in December 2021. If the Company achieves Medtronic Milestones 3 and 4, it will be entitled to receive the corresponding payments from Medtronic of US $10 million and US $11 million, respectively, and in those circumstances the Company estimates that it will have sufficient funds for the execution and completion of Milestones 9, 10 and 11. If the Company does not achieve Medtronic Milestones 3 and 4, the Company will need to raise additional capital to complete Milestones 9, 10 and 11.

(3)	The Company anticipates proceeding with FDA marketing authorization as described in the section titled “Our Company – Regulatory”.
(4)	The costs of Milestones 1 through 11 are forecasted to total US $38.9 million, a net increase of US $1.6 million from amounts previously forecasted and published in the Company’s Management Discussion and Analysis dated November 16, 2020. The increase is primarily related to general and administrative costs, enhancing internal R&D capabilities and other general R&D related costs.

(5)	The timing of submittal of application for FDA marketing authorization will be determined at a future date, upon completion of IDE clinical studies and following further correspondence with the FDA as described in the section titled “Our Company – Regulatory”.

Due to the nature of technology research and development, there is no assurance that the milestones set forth in the table above and discussed in this prospectus will be achieved, and there can be no assurance with respect to the time or resources that may be required to achieve them. The Company expects that additional specific milestones could be identified in the course of the development of its robotic surgical system, and existing milestones, budgets and the schedule for completion of each milestone may change depending on a number of factors including the results of the Company’s development program, clarification of or changes to regulatory requirements, the availability of financing and the ability of development firms engaged by the Company to complete work assigned to them.

Please also refer to “Risk Factors” on page 14 and the documents incorporated by reference herein.
Intellectual Property and Licensing
The Company’s patent portfolio has expanded from 12 issued patents at December 31, 2016 to 68 issued patents and 83 patent applications as of December 31, 2020. The Company anticipates further expanding its patent portfolio by filing additional patent applications as it progresses in the development of robotic surgical technologies and, potentially, by licensing suitable technologies.
Pursuant to a License Agreement entered into with Covidien LP, a wholly owned subsidiary of Medtronic plc (“Medtronic”), on June 3, 2020, the Company has exclusively licensed a portion of its portfolio to Medtronic, while retaining the world-wide rights to commercialize the licensed technologies for the Company’s own business in single access robotic assisted surgery, including the Enos surgical system. Furthermore, pursuant to a Development and License Agreement entered into by the Company with Medtronic on June 3, 2020, the Company will develop certain robotic assisted surgery technologies, that if successfully completed and verified, will be exclusively licensed by Medtronic for license payments of up to US $31 million, of which US $10 million has already been received by the Company for completion of Medtronic Milestone 1, and a further US $21 million will be eligible for receipt upon completion of Medtronic Milestone 3 and Medtronic Milestone 4. The Company would retain the world-wide rights to commercialize the developed technology in its own business, including for use with the Enos system.
Operations
The Company maintains its head office at subleased premises in Toronto, Ontario, Canada. During the third quarter of 2019, the Company entered into a lease for premises in Chapel Hill, North Carolina, USA. During the second quarter of 2020, the Company incorporated Titan Medical USA Inc. (“Titan USA”), as a wholly owned subsidiary of the Company, under the General Corporation Law of the State of Delaware and assigned the lease to the new subsidiary. On October 16, 2020, Titan USA entered into a lease amending agreement to expand its premises in Chapel Hill, North Carolina, USA to accommodate the growth in its development team.
The development of both the Enos system and that pursuant to the Medtronic development and license agreements are performed by Titan USA from the Chapel Hill, North Carolina facility. In addition to Titan USA employees, the Company engages subcontractors and consultants to perform design and development, prototyping and manufacturing.
Employees
As of January 31, 2021, the Company had a total of 20 full-time employees, three are located in the Toronto office and the other 17 are employed by Titan USA and are located in the US.
Recent Developments
Please also see the “Recent Developments” section of our management’s discussion and analysis for the fiscal year ended December 31, 2020, which is incorporated herein by reference.
Appointment of New Chief Financial Officer
Monique Delorme of Toronto, Ontario was appointed Chief Financial Officer of the Company on September 30, 2020. Ms. Delorme previously held the positions of Vice-President Finance and Controller with the Company. Prior to her work with Titan, she was the Chief Financial Officer of Northern Sphere Mining Corp. (“Northern Sphere”) and the Chief Financial Officer of Zonetail Inc. Ms. Delorme owns 38,833 Common Shares of Titan, representing 0.04% of the Company’s issued and outstanding Common Shares.
On May 6, 2019, while Mrs. Delorme served as Chief Financial Officer of Northern Sphere, the company was the subject of a cease trade order in connection with its failure to file annual financial statements and related management discussion and analysis. The order is still in effect. The common shares of Northern Sphere were delisted on January 22, 2020.

February 2021 Equity Offering
On February 24, 2021, the Company closed an offering of 8,335,000 units of the Company (“February 2021 Units”), sold on a “bought deal” basis at a price of $2.40 per February 2021 Unit for gross proceeds of $20,004,000. Bloom Burton Securities Inc. acted as underwriter for the offering and exercised its over-allotment option in full for an additional 1,250,250 February 2021 Units and additional gross proceeds to the Company of $3,000,600. Each February 2021 Unit consists of one Common Share and one half (1/2) of one Common Share purchase warrant (each whole warrant, a “February 2021 Warrant”). Each February 2021 Warrant will be exercisable to acquire one Common Share at an exercise price of $3.00 per share for a period of 24 months after the closing date. Pursuant to the underwriting agreement, the underwriter received: (i) a cash fee equal to 7% of the gross proceeds of the offering, (including February 2021 Units sold pursuant to the exercise of the overallotment option), and (ii) a number of broker warrants equal to 7% of the total number of February 2021 Units sold in the offering (including units sold pursuant to the exercise of the over-allotment option), each entitling the holder to acquire one Common Share at $3.00 for a period of 24 months after the closing date.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” under the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and will continue to qualify as an “emerging growth company” until the earliest to occur of:
●	the last day of the fiscal year during which we have total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the United States Securities and Exchange Commission, or SEC) or more;
●	the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common shares pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or the Securities Act;
●	the date on which we have, during the previous three-year period, issued more than US$1,000,000,000 in non-convertible debt; or
●	the date on which we are deemed to be a “large accelerated filer”, as defined in Rule 12b–2 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common shares that are held by non-affiliates exceeds US$700,000,000 as of the last day of our most recently-completed second fiscal quarter.
An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable to public companies in the United States. Generally, a company that registers any class of its securities under Section 12 of the Exchange Act, as we will do in connection with this offering, is required to include in the second and all subsequent annual reports filed by it under the Exchange Act, a management report on internal control over financial reporting and, subject to an exemption available to companies that meet the definition of a “smaller reporting company” in Rule 12b-2 under the Exchange Act, an auditor attestation report on management’s assessment of the company’s internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

Pursuant to Section 107(b) of the JOBS Act, an emerging growth company may elect to utilize an extended transition period for complying with new or revised accounting standards for public companies until such standards apply to private companies. We have elected not to utilize this extended transition period. This election is revocable.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” pursuant to Rule 405 promulgated under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our common shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer if at the end of our second fiscal quarter as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are United States citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.
RISK FACTORS

Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2019 and in our management’s discussion and analysis for the fiscal year ended December 31, 2020, which are incorporated herein by reference, and in other documents incorporated by reference into this prospectus.
If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.
Please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our common shares. You should carefully read this entire prospectus before investing in our common shares including the section entitled “Risk Factors,” our consolidated financial statements and the documents incorporated by reference herein.

Common Shares offered by the Selling Securityholder:	Up to 73,343 Common Shares.

Common Shares outstanding:	83,184,843 as at December 31, 2020

Use of proceeds:
The Selling Securityholder will receive all of the proceeds from the sale of the Shares offered for sale by them under this prospectus.  We will not receive proceeds from the sale of the Shares by the Selling Securityholder.

TSX symbol:	TMD

Nasdaq symbol:	TMDI

Dividend policy
We have not declared any dividends since our inception and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Any future payment of dividends or distributions will be determined by our Board of Directors on the basis of our earnings, financial requirements and other relevant factors.

Private Placement
On May 3, 2020, we entered into a securities purchase agreement (the “Purchase Agreement) with two institutional investors, pursuant to which, among other things, we agreed to issue and sell, in a private placement (the “Private Placement”), warrants to the placement agent (the “Warrants”) exercisable for an aggregate of up to 386,015 Common Shares (the “Warrant Shares”), with an exercise price of $0.45335 per Warrant Share, in each case subject to customary adjustment as set forth in the Warrants. The Warrants were exercisable immediately following the date of issuance.  The Warrants will expire five years following the date of issuance.
In connection with the Purchase Agreement, we agreed to file, and did file, the Form F-1 Registration Statement covering the resale of the shares issuable upon exercise of the warrants issued in the Private Placement, including the Warrant Shares.
The foregoing description of the Warrants is not complete and is qualified in its entirety by references to the full text of the Form of Warrant, which is included herein as Exhibit 4.1 hereto. Registration of the Warrant Shares covered by this prospectus does not necessarily mean that the Selling Securityholder will exercise the Warrants, or that all or any portion of such Warrant Shares will be offered for sale by the Selling Securityholder.
CONSOLIDATED CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of December 31, 2020. This table should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2020, which are incorporated by reference into this Prospectus.

As at December 31, 2020

Liabilities
Accounts payable and accrued liabilities	$4,528,890
Other current liabilities – with warrant liability	38,367,946
Total current liabilities	$42,896,836
Long-term lease liability	750,791
Total liabilities	$43,647,627
Equity
Common shares	$215,819,053
Contributed surplus	9,400,885
Deficit	(239,029,430)
Shareholders’ deficiency	$(13,809,492)
Total liabilities and Deficiency	$29,838,135
 USE OF PROCEEDS

We will receive no proceeds from the resale of the Warrant Shares by the Selling Securityholder. Unless otherwise set forth in a prospectus supplement, all of the Common Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder. The Selling Securityholder will receive all proceeds from such sales.
We may receive proceeds from the exercise of the Warrants and issuance of the Warrant Shares to the extent that these Warrants are exercised for cash. Warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the Warrants were exercised for cash in full, the proceeds would be approximately $33,000. We intend to use the net proceeds of such warrant exercise, if any, for general corporate purposes including: resuming the development of the single-port robotic surgical system, instruments and accessories; funding working capital (including the reduction of outstanding payables); and capital expenditures.

We can make no assurances that any of the Warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.
SELLING SECURITYHOLDER
The Selling Securityholder may offer and sell, from time to time, any or all of the Warrant Shares covered by this prospectus. We are registering 73,343 Common Shares that may be issued on the exercise of the Warrants held by the Selling Securityholder. Please see “The Offering – Private Placement” for more information.
The following table sets forth the name of the Selling Securityholder, the number of common shares beneficially owned by the Selling Securityholder prior to and after completion of the offering contemplated by this prospectus, and the aggregate number of shares that may be offered by the Selling Securityholder pursuant to this prospectus. In calculating the percentages of Common Shares beneficially owned by the Selling Securityholder, we treated as outstanding the number of Common Shares issuable upon exercise of the Warrants and did not assume exercise of any other warrants. The percentage of shares owned prior to the offering is based on 83,184,843 Common Shares outstanding as of December 31, 2020.
Under the terms of the Warrants, a Selling Securityholder may not exercise the Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates, to beneficially own a number of Common Shares which would exceed 4.99% of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of the Warrants which have not been exercised. The number of Shares in the third column do not reflect this limitation.
There is no assurance that the Warrants will be exercised. If the Warrants are exercised, the Selling Securityholder may sell some, all or none of the Warrant Shares. We do not know how long the Selling Securityholder will hold the Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the sale or other disposition of any of the Warrant Shares.
As a result, we cannot estimate the number of Common Shares the Selling Securityholder will beneficially own after termination of sales under this prospectus. In addition, the Selling Securityholder may have sold, transferred or otherwise disposed of all or a portion of its Common Shares since the date on which they provided information for this table.
Unless otherwise indicated, the term “Selling Securityholder” as used in this prospectus means the Warrant holders and selling securityholder referred to in this prospectus, and its donees, pledgees, transferees, assigns and other successors-in-interest. Information concerning the Selling Securityholder may change from time to time and, to the extent required, we will supplement this prospectus accordingly. We have prepared the following table and the related notes based on information filed with the SEC or supplied to us by the Selling Securityholder.
	Shares Beneficially Owned Prior to this Offering		Number of Shares that May be Offered Hereby(2)	Shares Beneficially Owned After this Offering(1)
Selling Securityholder and Address	Number(1)	Percentage		Number	Percentage
Michael Mirsky(3)	405,843(4)	*	73,343	332,500	*

* Less than one percent.
(1)	Includes 73,343 Common Shares if the Selling Securityholder exercise the Warrants in full.
(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the Selling Securityholder.
(3)
The Selling Securityholder is an affiliate of H.C. Wainwright & Co., LLC, a broker-dealer and placement agent, and at the time of the acquisition of Warrants by the Selling Securityholder, such Selling Securityholder did not have any arrangements or understandings with any person to distribute such securities. The address of this Selling Securityholder is 430 Park Ave., 3rd Floor, New York, NY 10022.

(4)
Includes (i) 73,343 Shares issuable upon exercise of the Warrants, (ii) 93,100 Shares issuable upon exercise of a placement agent warrant issued in March 2020 and (iii) 239,400 Shares issuable upon exercise of a placement agent warrant issued in June 2020.

Relationship with Selling Securityholder
Neither the Selling Securityholder, nor any persons having control over the Selling Securityholder, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.
PLAN OF DISTRIBUTION
We are registering the Warrant Shares issuable to the Selling Securityholder upon exercise of the Warrants to permit the resale of the Warrant Shares from time to time after the date of this prospectus. The Selling Securityholder may, from time to time after the date of this prospectus, sell, transfer or otherwise dispose of any or all of the Warrant Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be made directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholder may use any one or more of the following methods when selling the Warrant Shares:
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to
●	facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	loans to broker-dealers or other financial institutions that in turn may sell the shares;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Securityholder to sell a specified number of such shares at a stipulated price per share;
●	by pledge to secure debts and other obligations or on foreclosure of a pledge;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Securityholder may, from time to time, pledge or grant a security interest in some or all of the Common Shares they own and, if they default in their performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending identity of the Selling Securityholder to include the pledgees, transferees or other successors in interest as Selling Securityholder under this prospectus. The Selling Securityholder also may transfer the Common Shares in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The Selling Securityholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of that rule. The Selling Securityholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Warrant Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholder and any underwriters, broker-dealers or agents that participate in the sale of the Warrant Shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Warrant Shares may be underwriting discounts and commissions under the Securities Act. The Selling Securityholder may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and may be subject to statutory liabilities, including, but not limited to, Sections 11, 12, and 17 of the Securities Act.
The Selling Securityholder may decide not to sell any of the Warrant Shares described in this prospectus. We make no assurance that the Selling Securityholder will use this prospectus to sell any or all of the Warrant Shares. In addition, the Selling Securityholder may transfer, devise or gift the Warrant Shares by other means not described in this prospectus.
The Common Shares are listed for trading in Canada on the TSX under the symbol “TMD”. The Common Shares are also traded on the Nasdaq in the United States under the symbol “TMDI”.
DESCRIPTION OF SECURITIES
The following description of our Common Shares is a summary and does not purport to be complete. See “Where You Can Find Additional Information.”
We have 109,524,640 Common Shares outstanding as of March 15, 2021, and we are authorized to issue an unlimited number of Common Shares, without par value
Basic Rights of our Common Shares
The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Common Share held at the record date for each such meeting. The holders of Common Shares are entitled, at the discretion of our board of directors, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by our board of directors and payable by the Company on the Common Shares. The holders of the Common Shares will participate pro rata in any distribution of the assets of the Company upon liquidation, dissolution or winding-up or other distribution of the assets of the Company. Such participation will be subject to the rights, privileges, restrictions and conditions attached to any of our securities issued and outstanding at such time ranking in priority to the Common Shares upon the liquidation, dissolution or winding-up of the Company. Common Shares are issued only as fully paid and are non-assessable.
There are no provisions in our articles (the “Articles”) discriminating against any existing or prospective shareholder as a result of such shareholder owning a substantial number of our Common Shares, and non-resident or foreign holders of our Common Shares are not limited in having, holding or exercising the voting rights associated with Common Shares. Also, no provision or rights exist in our Articles regarding our Common Shares in connection with exchange, redemption, retraction, purchase for cancellation, surrender or sinking or purchase funds.
Pre-emptive Rights
Our Common Shares do not contain any pre-emptive purchase rights to any of our securities.
Transferability of Common Shares
Our Articles do not impose restrictions on the transfer of Common Shares by a shareholder.
Action(s) to change Rights attaching to our Common Shares
The rights, privileges, restrictions and conditions attaching to our Common Shares are contained in our Articles and such rights, privileges, restrictions and conditions may be changed by amending our Articles. In order to amend our Articles, the Business Corporations Act (Ontario) (the “OBCA”) requires a resolution to be passed by a majority of not less than two-thirds of the votes cast by the shareholders entitled to vote thereon. In addition, if we resolve to make particular types of amendments to our Articles, a holder of our shares may dissent with regard to such resolution and, if such shareholder so elects, we would have to pay such shareholder the fair value of the shares held by the shareholder in respect of which the shareholder dissents as of the close of business on the day before the resolution was adopted. The types of amendments that would be subject to dissent rights include without limitation: (i) to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of our shares; (ii) to add, remove or change any restriction upon the business that we may carry on or upon the powers that we may exercise; (iii) to amalgamate with another corporation in accordance with the OBCA; (iv) to continue under the laws of another jurisdiction in accordance with the OBCA; and (v) to sell, lease or exchange all or substantially all of our property other than in the ordinary course of our business in accordance with the OBCA.

Change of Control restrictions for our Common Shares
There are no provisions in our Articles or by-laws that would have the effect of preventing a change in control of the Company.
Ownership disclosure threshold for our Common Shares
Neither our by-laws nor our Articles contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. In addition, securities legislation in Canada requires that we disclose in our proxy information circular for our annual meeting and certain other disclosure documents filed by us under such legislation, holders who beneficially own more than 10% of our issued and outstanding shares.
DILUTION
This offering of the Warrant Shares by the Selling Securityholder on a continuous or delayed basis in the future will not result in a change to the net tangible book value per share before and after the distribution of the Warrant Shares by the Selling Securityholder. However, purchasers of the Warrant Shares from the Selling Securityholder will experience dilution to the extent of the difference between the amount per share paid and the net tangible book value per share of our Common Stock at the time of the purchase. As of December 31, 2020, we had a negative net tangible book value of $(12,031,514) or $(0.14) per Common Share, based upon 83,184,843 Common Shares outstanding on such date. Net tangible book value per Share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of Common Shares outstanding.
EXPENSES RELATING TO THIS OFFERING
We estimate our expenses related to this offering to be as follows:
SEC registration fee	US$	0
Printing expenses		0
Accounting fees and expenses		7,000
Legal fees and expenses		10,000
Financial Industry Regulatory Authority, Inc. filing fee		3,300
Total	US$	30,300

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares.  For purposes of this summary, the term “Common Shares” may include the Warrant Shares as applicable.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.
Scope of this Summary
Authorities
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.
U.S. Holders
For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares that is for U.S. federal income tax purposes:
●	a citizen or individual resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed
This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules with respect to Warrants or Common Shares; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the Company’s outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S., or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.
Passive Foreign Investment Company Rules
If the Company is considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares.
The Company has not made a determination as to whether it was classified as a PFIC for the tax year ended December 31, 2020. The Company may be a PFIC for the current tax year and future tax years.  No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, the Company’s PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by the Company. Each U.S. Holder should consult its own tax advisor regarding the Company’s status as a PFIC and the PFIC status of each non-U.S. subsidiary of the Company.
In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.
The Company generally will be a PFIC for any tax year in which (a) 75% or more of the gross income of the Company for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of the assets of the Company either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.
For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.
Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any of the Company’s subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares.

Default PFIC Rules Under Section 1291 of the Code
If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of acquisition, ownership, and disposition of Common Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.
A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares and (b) any excess distribution received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).
Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Common Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be rateably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.
If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.
Under proposed Treasury Regulations, if a U.S. holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the Warrants. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares and Common Shares under the PFIC rules and the applicable elections differently.
QEF Election
The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Common Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.
As discussed above, under proposed Treasury Regulations, if a U.S. holder has an option, warrant or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder makes a “purging” or “deemed sale” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value. As a result of the “purging” or “deemed sale” election, the U.S. Holder will have a new basis and holding period in the Warrant Shares acquired upon the exercise of the Warrants for purposes of the PFIC rules. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Warrant Shares.
A U.S. Holder that makes a timely QEF Election under the rules set forth in the preceding paragraph generally should not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.
A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.
A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.
For each tax year that the Company qualifies as a PFIC, the Company: (a) intends to make available to U.S. Holders, upon their written request, a PFIC Annual Information Statement as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) upon written request, use commercially reasonable efforts to provide such additional information that such U.S. Holder is reasonably required to obtain in connection with maintaining such QEF Election with regard to the Company. The Company may elect to provide such information on its website. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.
A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election
A U.S. Holder may make a Mark-to-Market Election with respect to Common Shares only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Common Shares are “regularly traded” as described in the preceding sentence, the Common Shares are expected to be marketable stock. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.
A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Common Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.
A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares as of the close of such tax year over (b) such U.S. Holder’s tax basis in the Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares, over (ii) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).
A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).
A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.
Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.
Other PFIC Rules
Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.
Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.
In addition, a U.S. Holder who acquires Common Shares from a decedent will not receive a “step up” in tax basis of such Common Shares to fair market value.
Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.
The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.
General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares
The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”
Distributions on Common Shares
A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share (as well as any constructive distribution on a Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided the Company is eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares
Upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Common Shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.
Additional Tax Considerations
Receipt of Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Common Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.
Foreign Tax Credit
Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.
Information Reporting; Backup Withholding Tax
Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.
Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Common Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.
THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and all regulations thereunder (collectively the “Tax Act”) to the acquisition, holding and disposition of, Common Shares, Warrant Shares or Warrants by a holder (“Holder” and collectively, the “Holders”). For the purposes of this summary, the term “Common Shares” shall also include the Warrant Shares acquired upon the exercise of the Warrants, unless the context otherwise requires. This summary is applicable to a Holder who, for the purposes of the Tax Act and at all relevant times, is neither resident in Canada nor deemed to be resident in Canada for purposes of the Tax Act and any applicable income tax treaty or convention, who does not use or hold (and is not deemed to use or hold) the Common Shares in carrying on a business in Canada, deals at arm’s length with, and is not affiliated with the Company and holds the Common Shares and Warrants as capital property. Generally, the Common Shares or Warrants will be considered to be capital property to a Holder provided that the Holder does not hold such Common Shares or Warrants in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer carrying on business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.
This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of the “mark-to-market” rules in the Tax Act; (ii) that is a “specified financial institution” within the meaning of the Tax Act; (iii) that reports its “Canadian tax results” within the meaning of the Tax Act in a currency other than Canadian currency; (iv) an interest in which is, a “tax shelter investment” within the meaning of the Tax Act; (v) that has entered or will enter into a “derivative forward agreement” or “synthetic disposition agreement”, each within the meaning of the Tax Act, in respect of Common Shares and/or Warrants; (vi) that receives dividends on Common Shares under or as part of a “dividend rental arrangement” within the meaning of the Tax Act; and (vii) a Holder that is a corporation and is, or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a (A) non-resident corporation, (B) non-resident individual, (C) non-resident trust, or (D) group of any of the foregoing who do no deal at arm’s length with each other, for the purposes of section 212.3 of the Tax Act.
This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act (the “Tax Proposals”) which have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the Company’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) which have been made publicly available prior to the date hereof. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law or in the administrative policies or assessing practices of the CRA, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Common Shares or Warrants. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any investor. Investors should consult their own tax advisors for advice with respect to the tax consequences of an investment in Common Shares and Warrants, based on their particular circumstances.
Currency Conversion
For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares and Warrants (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian Dollars. Amounts denominated in any other currency must be converted into Canadian Dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).
Exercise of Warrants
The exercise of a Warrant to acquire a Warrant Share will be deemed not to constitute a disposition of property for purposes of the Tax Act and consequently no gain or loss will be realized by a Holder upon such an exercise.
Dividends
Dividends paid or credited or deemed to be paid or credited to a Holder by the Company will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Holder who is resident in the U.S. for purposes of the Treaty and fully entitled to benefits under the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares). Holders are urged to consult their own tax advisors to determine their entitlement to relief under the Treaty or any other applicable tax treaty as well as their ability to claim foreign tax credits with respect to any Canadian withholding tax, based on their particular circumstances.
Dispositions of Common Shares and Warrants
A Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Common Share or a Warrant, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Common Share or Warrant constitutes “taxable Canadian property” to the Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty.
Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which includes the TSX and Nasdaq), at the time of disposition, the Common Shares and Warrants generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Holder, persons with whom the Holder did not deal at arm’s length, partnerships in which the Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Common Shares of the Company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, a Common Share or Warrant may otherwise be deemed to be taxable Canadian property to a Holder for purposes of the Tax Act in certain circumstances. Holders whose Common Shares or Warrants are taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

MATERIAL CONTRACTS
Other than as described in our management’s discussion and analysis for the year ended December 31, 2020, which is incorporated by reference herein, there were no material contracts to which Titan is or has been a party to for the two years preceding this prospectus.
MEMORANDUM AND ARTICLES OF ASSOCIATION
Incorporation
The Company is an Ontario corporation and it is the successor corporation formed pursuant the Amalgamations under the OBCA on July 28, 2008.
The following is a brief description of the Amalgamations:
Synergist Medical Inc. (“Synergist”), 2174656 Ontario Limited (“Newco”) and KAM Capital Corp. (“KAM”) entered into an amalgamation agreement on June 23, 2008, pursuant to which on July 28, 2008 Synergist amalgamated with Newco, a wholly-owned subsidiary of KAM, to form a new corporation called Titan Medical Inc. (“Amalco”). Thereafter, Amalco amalgamated with KAM pursuant to a vertical amalgamation to form a new corporation called Titan Medical Inc.
Synergist was incorporated on July 5, 2002 and commenced operations on May 31, 2006 for the purpose of developing robotic surgical technology. KAM was incorporated on November 28, 2007 and filed and obtained a receipt for a final prospectus from certain Canadian securities regulatory authorities in compliance with the TSX Venture Exchange’s (“TSX‑V”) Policy on Capital Pool Companies (“CPC Policy”). Newco was formed as a special purpose wholly‑owned subsidiary of KAM incorporated for the purpose of effecting the Amalgamations. The Amalgamations constituted the Qualifying Transaction of KAM under the CPC Policy.
Objects and Purposes of the Company
Our Articles do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our Articles on the business that we may carry on.
Voting on Certain Proposal, Arrangement, Contract or Compensation by Directors
Other than as disclosed below, neither our Articles nor our corporate by-laws restrict our directors’ power to: (a) vote on a proposal, arrangement or contract in which the directors are materially interested; or (b) to vote with regard to compensation payable to themselves or any other members of their body in the absence of an independent quorum.
Our corporate by-laws provide that a director who: (a) is a party to; or (b) is a director or an officer of, or has a material interest in, any person who is a party to; a material contract or transaction or proposed material contract or transaction with us shall disclose the nature and extent of such director’s interest at the time and in the manner provided by the OBCA. Any such contract or transaction or proposed material contract or transaction shall be referred to our board of directors or shareholders for approval in accordance with the OBCA even if such contract or proposed material contract or transaction is one that in the ordinary course of our business would not require approval by our board of directors or shareholders, and a director interested in a contract or transaction so referred to our board of directors shall not attend any part of a meeting of our board of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve such contract or transaction except as provided by the OBCA.
Subject to our Articles and any unanimous shareholder agreement, our directors shall be paid such remuneration for their services as our board of directors may from time to time determine. Our directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of our board of directors or any committee thereof. Nothing in our corporate by-laws shall preclude any director from serving the Company in any other capacity and receiving remuneration therefor in that capacity.
The OBCA provides that a director who: (a) is a party to a material contract or transaction or proposed material contract or transaction with the Company; or (b) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Company, shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction unless the contract or transaction is one: (i) relating primarily to such director’s remuneration as a director of the Company or one of our affiliates; (ii) for indemnity or insurance for the benefit of such director in his or her capacity as a director; or (iii) with one of our affiliates.

Where a material contract is made or a material transaction is entered into between us and a director of the Company, or between us and another person of which a director of the Company is a director or officer or in which he or she has a material interest: (a) the director is not accountable to us or our shareholders for any profit or gain realized from the contract or transaction; and (b) the contract or transaction is neither void nor voidable, by reason only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director disclosed his or her interest in accordance with the OBCA and the contract or transaction was reasonable and fair to us at the time it was approved.
Borrowing Powers of Directors
Our corporate by-laws provide that, if authorized by our directors, we may, subject to our Articles:
●	borrow money upon our credit;
●	issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness of the Company, whether secured or unsecured;
●	give a guarantee on behalf of the Company to secure performance of any present or future indebtedness, liability or obligation of any person; and
●	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Company including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Company.

Amendment to the borrowing powers described above requires an amendment to our corporate by-laws and Articles. Our corporate by-laws do not contain any provisions in connection with amending the by-laws. The OBCA provides that our board of directors may by resolution, make, amend or repeal any by-laws that regulate our business or affairs and that our board of directors shall submit such by-law, amendment or repeal to our shareholders at the next meeting of shareholders and the shareholders may confirm, reject or amend the by-law, amendment or repeal.
Qualifications of Directors
Under our corporate by-laws and the OBCA, the following persons are disqualified from being a director of the Company: (i) a person who is less than 18 years of age; (ii) a person who has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (iii) a person who is not an individual; and (iv) a person who has the status of a bankrupt. Subject to our Articles, a director is not required to be a shareholder of the Company. At least 25% of our directors must be resident Canadian and if we have less than four directors, at least one director must be a resident Canadian.
Procedures to Change the Rights of Shareholders
The rights, privileges, restrictions and conditions attaching to our shares are contained in our Articles and such rights, privileges, restrictions and conditions may be changed by amending our Articles. In order to amend our Articles, the OBCA requires a resolution to be passed by a majority of not less than two-thirds of the votes cast by the shareholders entitled to vote thereon. In addition, if we resolve to make particular types of amendments to our Articles, a holder of our shares may dissent with regard to such resolution and, if such shareholder so elects, we would have to pay such shareholder the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. The types of amendments that would be subject to dissent rights include without limitation: (i) to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of our shares; (ii) to add, remove or change any restriction upon the business that we may carry on or upon the powers that we may exercise; (iii) to amalgamate with another corporation in accordance with the OBCA; (iv) to continue under the laws of another jurisdiction in accordance with the OBCA; and (v) to sell, lease or exchange all or substantially all of our property other than in the ordinary course of our business in accordance with the OBCA.

Meetings
Each director holds office until our next annual meeting or until his office is earlier vacated in accordance with our Articles, corporate by-laws or with the provisions of the OBCA. A director appointed or elected to fill a vacancy on our board also holds office until our next annual meeting.
Annual meetings of our shareholders must be held at such time in each year not more than 15 months after the last annual meeting, as our board of directors may determine. Notice of the time and place of a meeting of shareholders must be sent not less than twenty-one days and not more than fifty days, before the meeting.
Meetings of our shareholders shall be held at our registered office or, if our board of directors shall so determine, at some other place in Ontario or, at some place outside Ontario if all the shareholders entitled to vote at the meeting so agree.
Our board of directors, the chair of our board or our chief executive officer shall have the power to call a special meeting of our shareholders at any time.
The OBCA provides that our shareholders may requisition a special meeting in accordance with the OBCA. The OBCA provides that the holders of not less than five percent of our issued shares that carry the right to vote at a meeting sought to be held may requisition our directors to call a special meeting of shareholders for the purposes stated in the requisition.
Under our by-laws, the quorum for the transaction of business at any meeting of our shareholders is one person present in person or by proxy and holding or representing in the aggregate not less than 20% of our outstanding shares entitled to vote at such meeting.
Limitations on Ownership of Securities
Except as provided in the Investment Canada Act (Canada), there are no limitations specific to the rights of non-Canadians to hold or vote our shares under the laws of Canada or Ontario, or in our charter documents.
Change in Control
There are no provisions in our Articles or by-laws that would have the effect of delaying, deferring or preventing a change in control of the Company, and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company or our subsidiaries.
Ownership Threshold
Neither our by-laws nor our Articles contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. In addition, securities legislation in Canada requires that we disclose in our proxy information circular for our annual meeting and certain other disclosure documents filed by us under such legislation, holders who beneficially own more than 10% of our issued and outstanding shares.
United States federal securities laws require us to disclose, in our annual reports on Form 20-F, holders who own 5% or more of our issued and outstanding voting shares.
DIVIDEND POLICY
We have not declared or paid dividends in the past. We presently intend to retain future earnings, if any, to finance the expansion and growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial conditions, results of operations, capital requirements and other factors the board of directors deems relevant. We had negative cash flow from operating activities for our fiscal year ended December 31, 2020 and the negative cash flow is expected to continue.

There are no other restrictions on our ability to pay dividends. However, the Business Corporations Act (Ontario) does not permit a corporation to pay dividends if the corporation is, or would after the payment, be unable to pay its liabilities as they become due or the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes. In addition, the terms of any future debt or credit facility may preclude us from paying dividends. The terms of the Note issued to the Corporate Lender prohibit us from using the proceeds of the loan to pay dividends or other distributions to our shareholders.
EXCHANGE CONTROLS
There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company's securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended. Remittances of interest to U.S. residents entitled to the benefits of such Convention are generally not subject to withholding taxes except in limited circumstances involving participating interest payments. Certain other types of remittances, such as royalties paid to U.S. residents, may be subject to a withholding tax depending on all of the circumstances.
EXPERTS
The financial statements as of December 31, 2017, 2018, 2019 and 2020, incorporated by reference in this prospectus, have been so included in reliance on the reports of BDO Canada LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
The validity of the common shares and certain other matters of Canadian law will be passed upon for us by Borden Ladner Gervais LLP, Toronto, Ontario, our Canadian counsel.  As of the date hereof, the partners and associates of Borden Ladner Gervais LLP beneficially own, directly or indirectly, less than 1% of the Company’s issued and outstanding securities.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting requirements of the Exchange Act, and, in accordance therewith, we file reports and other information with the SEC through its Electronic Document Gathering Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov. In addition, we are subject to continuous disclosure obligations under Canadian securities laws. Therefore, we file disclosure documents, reports, statements and other information with the securities commissions or similar regulatory authorities in Canada. We make our filings on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com. SEDAR is the Canadian equivalent of EDGAR. In addition, our documents may be viewed at our head office located at 155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7.
We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the offering of the Common Shares pursuant to this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement or the exhibits and schedules to the registration statement, and you should refer to the complete registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and the summary statements are qualified in their entirety by reference to the complete document filed as an exhibit.
We are a “foreign private issuer” as defined in the Exchange Act. Therefore, notwithstanding the fact that we may be required to file reports and other information with the SEC, we and our officers, directors and principal shareholders are exempt from some requirements of the Exchange Act.  As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2019;
●	our audited financial statements for the year ended December 31, 2020, and the management’s discussion and analysis for the year ended December 31, 2020, included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 22, 2021;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on each of April 29, 2020, April 30, 2020, June 4, 2020, June 10, 2020, September 8, 2020, January 4, 2021, January 7, 2021, January 27, 2021, and February 10, 2021; and

●	any subsequent annual report on Form 20-F or Form 40-F, and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, upon written or oral request without charge from the Chief Financial Officer of Titan Medical Inc. at Suite 750, 155 University Avenue, Toronto, Ontario, M5H 3B7, Telephone: (416) 548-7522.
The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is https://titanmedicalinc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation existing under and governed by the Business Corporations Act (Ontario). A number of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States and a substantial portion of our assets and the assets of such persons are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers and experts under U.S. federal securities laws.
Subject to certain limitations, a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws may be enforceable in Canada if it is recognized by a Canadian court as a final judgment, issued by a court with jurisdiction to do so in accordance with Canadian conflict of law rules, and not obtained by fraud or in breach of natural justice or public policy. However, there is substantial doubt whether an action could succeed in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws without further substantial connection to Canada or its residents.

We have appointed CT Corporation System, 1015 15th Street N.W., Suite 1000, Washington, DC 20005, (202) 572-3100 as our agent to receive service of process with respect to any action brought against us in the United States.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TITAN MEDICAL INC.
73,343 Common Shares

Prospectus

                              , 2021

[PRIMARY OFFERING PROSPECTUS ALTERNATE PAGES]
The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective.  This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2021

Titan Medical Inc.
15,116,950 Common Shares
This prospectus relates to 15,116,950 common shares (the “Common Shares” or “Shares”) of Titan Medical Inc. (the “Company,”  “Titan,” “we,” “us” or “our”) issuable upon the exercise of our outstanding Common Share purchase warrants issued on August 10, 2018 (the “2018 Warrants”) and March 21, 2019 (the “2019 Warrants” and, together with the 2018 Warrants, the “Warrants”). The Warrants were registered by us pursuant to prospectuses dated August 7, 2018 and March 18, 2019, respectively, which were included in the Company’s registration statements on Form F-10 originally filed with the SEC on June 28, 2018 (File No. 333-225962) (the “2018 Form F-10”) and March 5, 2019 (File No. 333-230072) (the “2019 Form F-10”), respectively. The ongoing offer for sale of our Common Shares issuable upon exercise of such Warrants was previously registered pursuant to our registration statement on Form F-1 (File No. 333-238830) (the “Form F-1 Registration Statement”), which we originally with the SEC on June 1, 2020, and was declared effective by the SEC on June 25, 2020. This prospectus updates the prior registration statement and includes the Common Shares previously registered by us pursuant to the Form F-1 Registration Statement.
The outstanding 2018 Warrants to purchase a total of 6,661,068 Common Shares are exercisable until August 10, 2023 at a current exercise price of $2.92 per Share and the outstanding 2019 Warrants to purchase a total of 8,455,882 Common Shares are exercisable until March 21, 2024 at a current exercise price of $3.95 per Share. The exercise price of the Warrants are subject to adjustment under conditions specified in this prospectus.
The Common Shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol “TMD” and the NASDAQ Capital Market (“Nasdaq”) under the symbol “TMDI.”  On March 17, 2021, the last reported sale price per share of our Common Shares was CDN$2.46 per share on the TSX and $1.98 per share on the Nasdaq.
You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find Additional Information,” carefully before you invest in any of our securities.
We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Our Company — Implications of Being an Emerging Growth Company” and “— Implications of Being a Foreign Private Issuer.”
Investing in the Common Shares involves a high degree of risk. See “Risk Factors” on page 14 and the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
OUR COMPANY	7
RISK FACTORS	14
THE OFFERING	14
CONSOLIDATED CAPITALIZATION	15
USE OF PROCEEDS	15
PLAN OF DISTRIBUTION	17
DESCRIPTION OF SECURITIES	18
DILUTION	19
EXPENSES RELATING TO THIS OFFERING	19
CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS	19
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	27
MATERIAL CONTRACTS	29
MEMORANDUM AND ARTICLES OF ASSOCIATION	29
DIVIDEND POLICY	31
EXCHANGE CONTROLS	32
EXPERTS	32
LEGAL MATTERS	32
WHERE YOU CAN FIND ADDITIONAL INFORMATION	32
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	33
ENFORCEABILITY OF CIVIL LIABILITIES	33
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34

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THE OFFERING
This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our common shares. You should carefully read this entire prospectus before investing in our common shares including the section entitled “Risk Factors,” our consolidated financial statements and the documents incorporated by reference herein.
Securities Offered:
We are offering up to 15,116,950 Common Shares issuable upon exercise of the Warrants. The 2018 Warrants are exercisable until August 10, 2023 at a current exercise price of $2.92 per Share and the outstanding 2019 Warrants are exercisable until March 21, 2024 at a current exercise price of $3.95 per Share. See “Description of Securities We Are Offering.”

Common Shares outstanding assuming full exercise of the Warrants:	124,641,590 Shares(1)

Use of proceeds:
We intend to use the net proceeds from any exercises of the Warrants for general corporate purposes including: resuming the development of our single-port robotic surgical system, instruments and accessories; funding working capital (including the reduction of outstanding payables); and capital expenditures.

TSX symbol:	TMD

Nasdaq symbol:	TMDI

Dividend policy
We have not declared any dividends since our inception and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Any future payment of dividends or distributions will be determined by our Board of Directors on the basis of our earnings, financial requirements and other relevant factors.

(1)
The number of Common Shares to be outstanding immediately after completion of the Offering as shown above is based on 109,524,640 Common Shares outstanding as of March 15, 2021. Unless otherwise indicated, the number of Common Shares presented in this prospectus excludes any shares issuable under convertible securities.

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USE OF PROCEEDS
We may receive proceeds from the exercise of the Warrants and issuance of the Shares to the extent that these Warrants are exercised for cash. Warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the Warrants were exercised for cash in full, the proceeds would be approximately $52,851,052 million. We intend to use the net proceeds of such warrant exercise, if any, for general corporate purposes including: resuming the development of the single-port robotic surgical system, instruments and accessories; funding working capital (including the reduction of outstanding payables); and capital expenditures.
We can make no assurances that any of the Warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.
PLAN OF DISTRIBUTION
This prospectus relates to our Common Shares issuable upon exercise of the Warrants. The 2018 Warrants were offered and sold by us pursuant to a prospectus dated August 10, 2018 contained in the 2018 Form F-10 and the 2018 Warrants were offered and sold by us pursuant to a prospectus dated March 21, 2019 contained in the 2019 Form F-10. The ongoing offer for sale by us of our Common Shares issuable upon exercise of such Warrants is being made pursuant to this prospectus.
Our Common Shares are listed on the TSX under the symbol “TMD” and the Nasdaq under the symbol “TMDI”.
DESCRIPTION OF SECURITIES
Warrants
The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant Indentures, filed as Exhibit 4.2 and Exhibit 4.3 to the registration statement of which this prospectus is a part.
The 2018 Warrants entitle the holders thereof to purchase up to an aggregate of 6,661,068 Common Shares at an exercise price of $2.92 per Share, commencing immediately on the issuance date and will expire August 10, 2023. The 2019 Warrants entitle the holders thereof to purchase up to an aggregate of 8,455,882 Common Shares at an exercise price of $3.95 per Share, commencing immediately on the issuance date and will expire March 21, 2024. The 2018 Warrants and the 2019 Warrants are each governed by the terms of a warrant indenture (collectively, the “Warrant Indentures”) entered into between us and Computershare Trust Company of Canada, as warrant agent thereunder (the “Warrant Agent”).
The Warrant Indentures provide for adjustments in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including:
a)
the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to holders of all or substantially all of the Company’s Common Shares by way of stock dividend or other distribution (other than a “dividend paid in the ordinary course”, as defined in the Warrant Indenture, or a distribution of Common Shares upon the exercise of the Warrants or pursuant to the exercise of director, officer or employee stock options granted under the Company’s stock option plan);

b)	the subdivision, redivision or change of the Common Shares into a greater number of shares;
c)	the reduction, combination or consolidation of the Common Shares into a lesser number of shares;
d)
the fixing of a record date for the issue of rights, options or warrants to all or substantially all of the holders of the Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or having an exchange or conversion price per share) of less than 95% of the “current market price”, as defined in the Warrant Indenture, for the Common Shares on such record date; and

e)
the issuance or distribution to all or substantially all of the holders of the securities of the Company including shares, rights, options or warrants to acquire shares of any class or securities exchangeable or convertible into any such shares or cash, property or assets and including evidences of indebtedness, or any cash, property or other assets.

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The Warrant Indentures also provide for adjustment in the class and/or number of securities issuable upon the exercise of the Warrants and/or exercise price per security in the event of the following additional events: (i) reclassifications of the Common Shares; (ii) consolidations, amalgamations, plans of arrangement or mergers of the Company with or into another entity (other than consolidations, amalgamations, plans of arrangement or mergers which do not result in any reclassification of the Common Shares or a change or exchange of the Common Shares into other shares); or (iii) the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another Company or other entity.
No adjustment in the exercise price or the number of Warrant Shares purchasable upon the exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or the number of Warrant Shares purchasable upon exercise by at least one one-hundredth of a Warrant Share. Further, no adjustment will be made for Common Shares issued: (i) upon exercise of the Warrants; (ii) pursuant to any dividend reinvestment or similar plan adopted by the Company; (iii) pursuant to stock option or purchase plans, as payment of interest on outstanding notes, in connection with strategic license agreements or other partnering arrangements; or (iv) in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity.
The Company also covenanted in the Warrant Indentures that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, at least 10 days prior to the record date or effective date, as the case may be, of such event.
If, at any time while the Warrants are outstanding, we undergo a Fundamental Transaction (as defined in the relevant Warrant Indenture) then the holder is entitled to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Shares then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity is obligated to assume the obligations under the Warrant Indenture.
Holders of the Warrants are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Shares underlying the Warrants. The “cashless exercise” option entitles the holders of the Warrants to elect to receive fewer Common Shares without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the market price per Common Share at the time of exercise and the applicable exercise price of the Warrants issued in the Offering.
We will provide certain compensation to a holder if it fails to deliver the Common Shares underlying the Warrants by the first trading day after the date on which delivery of the stock certificate is required by the Warrant Indenture. Compensation may be available in certain circumstances if after the first trading day on which delivery of the Common Shares is required by the Warrant, the holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the holder of the Warrant Shares that the holder anticipated receiving upon exercise of the Warrant.
If a Warrant holder is entitled to a fraction of a Warrant, the number of Warrants issued to that Warrant holder shall be rounded down to the nearest whole Warrant. No fractional Warrant Shares will be issuable upon the exercise of any Warrants; instead cash will be paid in lieu of fractional shares. Holders of Warrants will not have any voting rights or any other rights which a holder of Common Shares would have.
From time to time, we (when properly authorized) and the Warrant Agent, subject to the provisions of the relevant Warrant Indenture, may amend or supplement the Warrant Indentures for certain purposes. Certain amendments or supplements to the Warrant Indentures may only be made by “extraordinary resolution”, which is defined in the Warrant Indenture as a resolution either: (i) passed at a meeting of the holders of Warrants at which there are holders of Warrants present in person or represented by proxy representing at least 25% of the aggregate number of the then outstanding Warrants and passed by the affirmative vote of holders of Warrants representing not less than 66⅔% of the aggregate number of all the then outstanding Warrants represented at the meeting and voted on such resolution; or (ii) adopted by an instrument in writing signed by the holders of Warrants representing not less than 66⅔% of the aggregate number of all of the then outstanding Warrants.
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DILUTION
If you invest in our Common Shares, you will experience dilution to the extent of the difference between the price per Common Share you pay in the Offering and the net tangible book value per share of our Common Share immediately after the Offering. As of December 31, 2020, we had a negative net tangible book value of $(12,031,514) or $(0.14) per Common Share, based upon 83,184,843 Common Shares outstanding on such date. Net tangible book value per Share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of Common Shares outstanding.
After giving effect to the issuance of 15,116,950 Common Shares upon exercise of the Warrants, but not giving effect to [(i) any exercise of outstanding stock options, (ii) any exercise of outstanding broker warrants and (iii) any exercise of outstanding warrants, and (iv) the issuance of Common Shares and Common Shares on exercise of warrants issued to investors and brokers as part of our offerings that closed on January 26 and February 24, 2021 our net tangible book value as of December 31, 2020, after giving effect to the above, would have been $52,820,752 or $0.42 per Common Share. This represents an immediate increase in net tangible book value of $0.56 per share to existing stockholders and an immediate decrease of $(2.51) per share to investors exercising August 2018 Warrants and an immediate decrease of $(3.54) per share to investors exercising March 2019 Warrants.
Investors exercising Warrants will experience further dilution if any of our outstanding stock options are exercised or new stock options are issued and exercised under our equity incentive plan. Additionally, we may choose to raise additional capital through the sale of equity or other securities based on market conditions or strategic considerations. To the end, that we raise additional capital in this manner, the issuance of such securities could result in further dilution to stockholders.
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TITAN MEDICAL INC.
15,116,950 Common Shares

Prospectus

                              , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers
Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.
Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.
The by-laws of the Registrant provide that, subject to the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual’s conduct was lawful.
The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

Item 9.  Exhibits
The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of Warrant dated May 6, 2020 (incorporated by reference from Exhibit 4.2 to the Company’s registration statement on Form F-1 filed on June 1, 2020)
4.2	Warrant Indenture dated March 21, 2019 (incorporated by reference from Exhibit 99.2 to the Company’s Form 6-K filed on May 31, 2019)
4.3	Warrant Indenture dated August 10, 2018 (incorporated by reference from Exhibit 99.1 to the Company’s Form 6-K filed on August 28, 2018)
5.1
Opinion of Borden Ladner Gervais LLP regarding validity of the securities offered for the Resale Prospectus (incorporated by reference from Exhibit 5.1 to the Company’s registration statement on Form F-1 filed on June 1, 2020)

5.2
Opinion of Borden Ladner Gervais LLP regarding validity of the securities offered for the Primary Offering Prospectus (incorporated by reference from Exhibit 5.2 to the Company’s registration statement on Form F-1 filed on June 1, 2020)

23.1	Consent of BDO Canada LLP
23.2	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1 and Exhibit 5.2)
Item 10. Undertakings
(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on March 18, 2021.

TITAN MEDICAL INC.

By:	/s/ Monique Delorme
Monique Delorme
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Monique Delorme and David McNally as the undersigned’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David McNally	Chairman, President and Chief Executive	March 18, 2021
David McNally	Officer (Principal Executive Officer)

/s/ Monique Delorme	Chief Financial Officer (Principal Financial	March 18, 2021
Monique Delorme	and Accounting Officer)

/s/ Paul Cataford		March 18, 2021
Paul Cataford	Director

/s/ Anthony J. Giovinazzo		March 18, 2021
Anthony J. Giovinazzo	Director

/s/ Cary G. Vance		March 18, 2021
Cary G. Vance	Director

/s/ Stephen Randall		March 18, 2021
Stephen Randall	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Titan Medical Inc. in the United States, on March 18, 2021.

By:	/s/ David McNally
Name:	David McNally
Title:	President and Chief Executive Officer